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                                                                    EXHIBIT 3(d)

                            HANOVER FOODS CORPORATION

                           Amended and Restated Bylaws

                These Bylaws are supplemental to the Pennsylvania
               Business Corporation Law of 1988, as the same shall
                         from time to time be in effect.


                               ARTICLE I. GENERAL

Section 1 Office

The principal office of Hanover Foods Corporation (the "Corporation") shall be in Penn Township, York County, Pennsylvania.

Section 2 Seal

The Corporation shall have a common seal containing the words 'Hanover Foods Corporation - Pennsylvania" in a circle within which the word 'SEAL" is contained.

Section 3 Fiscal Year

The fiscal year of the Corporation shall end with the close of business on Sunday nearest May 3lst.


                            ARTICLE II. SHAREHOLDERS

Section 1 Place of Shareholders' Meetings.

All meetings of the shareholders shall be held at such place or places, inside or outside the Commonwealth of Pennsylvania, as determined by the Board of Directors from time to time.

Section 2 Annual Shareholders' Meeting.

The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held at such time and place as determined by the Board of Directors. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.


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Section 3 Special Meetings of Shareholders.

Special meetings of the shareholders may be called at any time by the Board of Directors or the Chairman or the Chief Executive Officer or as provided by applicable law.

Section 4 Conduct of Shareholders' Meetings.

The Chairman shall preside at all shareholders' meetings. In the absence of the Chairman, the Chief Executive Officer shall preside, or in his absence, the Secretary shall preside or, in his absence, any officer designated by the Board of Directors shall preside. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any questions.

Section 5 Proposals by Shareholders.

Any proposal by a shareholder which is to be submitted for consideration by shareholders at such meeting must be submitted by June 1 of the year in which the annual shareholders meeting is to be held All late proposals shall be disregarded by the Chairman of the meeting. Notwithstanding the foregoing, even if a shareholder proposal is submitted before the June 1 deadline, the Chairman of the annual meeting shall not be required to submit the proposal to the shareholders if the Chairman is advised by legal counsel that such proposal is not required to be submitted to shareholders under the Pennsylvania Business Corporation Law of 1988 (which, as amended from time to time, is hereafter called the "BCL").


                             ARTICLE III. DIRECTORS

Section 1 Management by Board of Directors.

The business and affairs of the Corporation shall be managed by its Board of Directors who need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Amended and Restated Articles of Incorporation (the "Articles") or these Amended and Restated Bylaws (the "Bylaws") directed or required to be exercised or done by the shareholders.


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Section 2 Nomination for Directors.

Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of a class of stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors, shall be made in -writing, and shall be delivered to the Secretary in writing not later than June I of the calendar year in 'which the meeting to elect the director or directors is to be held. A nomination, other than those made by or on behalf of the Board of Directors, shall contain or be accompanied by the following:

               (1)  The name and address of each proposed nominee;

               (2)  The qualifications of each proposed nominee;

               (3) All other information required by Schedule 14A adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934; and

               (4) Written confirmation executed by the proposed nominee that such proposed nominee has agreed to serve if elected.

Nominations not made in accordance with this Section shall be disregarded by the Chairman of the meeting and the judge or judges of Election shall disregard all votes cast for that nominee.

Section 3 Number and Classification of Directors.

The Board of Directors shall consist of not less than seven (7) and not more than fifteen (15) directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall be divided into four (4) classes, as described in the Articles.

Section 4 Resignations of Directors.

Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 5 Compensation of Directors.

No director shall be entitled to any salary, as such, but the Board of Directors may fix, from time to time, a reasonable annual fee for acting, as a director and a reasonable fee to be paid each director for his or her services in attending meetings of the Board or committees thereof.


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Section 6         Regular Meetings.

Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meetings of shareholders at which the directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four hours before the time of the meeting.

Section 7         Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman and shall be called whenever a majority of the members of the Board so request in writing. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either oral or written, shall be given by the Secretary to each member of the Board at least twenty-four hours before the time of such meeting.

Section 8         Committees.

The following committees of the Board of Directors may be established by the Board of Directors in addition to any other committee the Board of Directors may in its discretion establish: (a) Audit Committee; and (b) Compensation Committee.

Section 9         Audit Committee.

The Audit Committee shall consist of at least two (2) directors, a majority of which shall be independent. Meetings of the Audit Committee may be called at any time by the Chairman of the Audit Committee and shall be called whenever two or more members of the Committee so request in writing. The Audit Committee shall have the following authority, powers and responsibilities:

                  (a) To recommend each year to the Board the independent accountants to audit the annual financial statements of the Corporation and its consolidated subsidiaries and to review the fees charged for such audits or for special engagements given to such accountants;


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                  (b) To meet with the independent accountants, Chairman, Chief
Executive Officer, Chief Financial Officer and any other Corporation executives as the Audit Committee deems appropriate at such times as the Audit Committee shall determine to review: (i) the scope of the audit plan; (ii) the Corporation's financial statements; (iii) the results of external and internal audits; (iv) the effectiveness of the Corporation's system of internal controls;
(v) any limitations imposed by Corporation personnel on the independent public accountants; and (vi) such other matters as the Audit Committee shall deem appropriate;

                  (c) To report to the entire Board at such time as the Audit Committee shall determine; and

                  (d) To take such other action as the Audit Committee shall deem necessary or appropriate to assure that the interests of the Corporation are adequately protected.

Section 10        Compensation Committee.

The Compensation Committee shall consist of at least two (2) directors. Meetings of the Committee may be called at any time by the Chairman of the Committee and shall be called whenever two or more members of the Committee so request in-writing. The Committee shall review compensation of executive officers and make recommendations to the Board of Directors regarding executive compensation and shall have such other duties as the Board of Directors prescribes.

Section 11        Appointment of Committee Members.

The Board of Directors shall appoint or shall establish a method of appointing the members of the Audit and Compensation Committees and of any other committee established by the Board of Directors, and the Chairman of each such committee, to serve until the next annual meeting of shareholders.

Section 12        Absentee Participation in Meetings.

A director may participate in a meeting of the Board of Directors or a meeting of a committee established by the Board of Directors by use of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.


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                              ARTICLE III. OFFICERS

Section 1         Officers.

The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the Chairman, Chief Executive Officer, President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two or more offices. The following officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chairman, Chief Executive Officer, President, Secretary, and Treasurer. The Chairman may appoint such other officers and assistant officers as he may deem advisable provided such officers or assistant officers have a title no higher than Vice President, who shall hold office for such periods as the Chairman shall determine. Any officer may be removed at any time, with or without cause, and regardless of the term for which such officer was elected.

Section 2         Chairman.

The Chairman shall be a member of the Board of Directors and shall preside at the meetings of the Board and shareholders and perform such other duties as may be prescribed by the Board of Directors.

Section 3         Chief Executive Officer.

The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors. In the absence or disability of the Chairman or his or her refusal to act, the Chief Executive Officer shall preside at meetings of the Board. In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board of Directors.

Section 4         President.

The President shall perform such duties as are incident to his or her office or prescribed by the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or the President.

Section 5         Vice Presidents.

The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chief Executive Officer and President. In the event of the absence or disability of the Chief Executive Officer and the President or their refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their seniority, shall perform the duties and have the powers and authorities of the Chief Executive Officer and President, except to the extent inconsistent with applicable law.


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Section 6         Secretary.

The Secretary shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer and President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors, Chief Executive Officer and President, cause the seal to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chief Executive Officer and President or such other supervising officer as the Chief Executive Officer and President may designate.

Section 7         Treasurer.

The Treasurer shall act under the supervision of the Chief Executive Officer and President or such other officer as the Chief Executive Officer and President may designate. The Treasurer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chief Executive Officer and President or such other supervising officer as the Chief Executive Officer and President may designate.

Section 8         Assistant Officers.

Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, Chief Executive Officer and President or the officer to whom he or she is an assistant. In the event of the absence or disability of an officer or his or her refusal to act, his or her assistant officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

Section 9         General Powers.

The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.


               ARTICLE IV. PERSONAL LIABILITY AND INDEMNIFICATION


Section 1         Personal Liability of Directors.

                  (a) A director of this Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

                        (i) the director has breached or failed to perform the duties of his office under Chapter 17, Subchapter B of the BCL; and

                        (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness

                  (b) This Section I of Article IV shall not apply to a director's liability for monetary damages to the extent prohibited by Section 1713(b) of the BCL.


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Section 2         Mandatory Indemnification.

The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, reasonable attorneys' and investigation fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in
Section 4 of Article IV hereof. Persons who were directors or officers of the Corporation prior to the date this Section is approved by members of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 2 of Article IV. A director or officer of the Corporation entitled to indemnification under this Section 2 of Article IV is hereafter called a "person covered by Section 2 of Article IV hereof'.

Section 3         Expenses.

Expenses incurred by a person covered by Section 2 of Article IV hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 4 of Article IV.

Section 4         Exceptions.

No indemnification under Section 2 of Article IV or advancement or reimbursement of expenses under Section 3 of Article IV shall be provided to a person covered by Section 2 of Article IV hereof: (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended;
(b) if a final unappealable judgment or award establishes that such director or officer engaged in intentional misconduct or a transaction from which the director or officer derived an improper personal benefit; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers' and directors' liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 2 of
Article IV or advancement or reimbursement of expenses under Section 3 of
Article IV, but any such additional exception shall not apply with respect to any event, act or omission which occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

Section 5         Continuation of Rights.

The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article IV shall continue as to a person who has ceased to be a member, director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.


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Section 6         General Provisions.

                  (a) The term "to the fullest extent permitted by applicable law", as used in this Article IV shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 2 of Article IV hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option; (i) on the basis of the applicable law on the date this Section was approved by the shareholders; or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event, act or omission giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

                  (b) The right of a person covered by Section 2 of Article IV hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 3 of Article IV; (i) may be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person; (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events, acts or omissions occurring prior to the adoption hereof; and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of any provision of this Article IV with respect to events, acts and omissions occurring before such rescission or restrictive modification is adopted.

                  (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary lending bank) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorneys' and investigation fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                  (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

                  (e) Nothing contained in this Article IV shall be construed to limit the rights and powers the Corporation possesses under Chapter 17, Subchapter D of the BCL, or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

                  (f) The provisions of this Article IV may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 2 of Article IV hereof by a written agreement signed by the Corporation and such person.

                  (g) The Corporation shall have the right to appoint the attorney for a person covered by Section 2 of Article IV hereof, provided such appointment is not unreasonable under the circumstances.


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Section 7         Optional Indemnification.

The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by Section 2 of Article IV.


                       ARTICLE V. SHARES OF CAPITAL STOCK

Section 1         Authority to Sign Share Certificate.

Every share certificate of the Corporation shall be signed by the Chairman, Chief Executive Officer or the President and by the Secretary or one of the Assistant Secretaries. If the certificate is signed by a transfer agent or registrar, the signature of any officer of the Corporation on the certificate may be facsimile, engraved or printed.

Section 2         Lost or Destroyed Certificates.

Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such shareholder: (a) requests such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; and (b) satisfies any other reasonable requirements as may be fixed by the Board of Directors.


                               ARTICLE VI. GENERAL

Section 1         Record Date.

The Board of Directors may fix any time prior to the date of any meeting of shareholders as a record date for the determination of shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. The Board of Directors may (without limiting the right of the Board of Directors to establish a record date for other purposes) fix any time whatsoever (whether or not the same is more than ninety (90) days) prior to the date for the payment of any dividend, or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Section 2         Emergency Bylaws.

In the event of any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum cannot be readily assembled and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws.

                  (a) A meeting of the Board of Directors or of any committee thereof may be called by any officer or director upon one hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

                  (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and


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                  (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 3         Severability.

If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.


                             ARTICLE VII. AMENDMENTS

Section 1         Amendments.

These Bylaws may be amended or repealed, in whole or In part, by the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting; subject, however, to the power of the shareholders to amend or repeal the bylaws at any annual or special meeting duly convened after notice of that purpose.

Section 2         Recording Amendments.

The text of all amendments to these Bylaws shall be attached hereto, and a notation of the date of its adoption and a notation of whether it was adopted by the directors or the shareholders shall be made in Section 2 of Article VIH hereof.


                   ARTICLE VIII. ADOPTION OF BYLAWS AND RECORD
                              OF AMENDMENTS THERETO

Section 1         Adoption and Effective Date.

These Bylaws have been adopted and approved by the Board of Directors of the Corporation on January 15, 1999. These Bylaws shall be effective as of January 15, 1999.

Section 2         Amendments to Bylaws.

Section Amended            Date Amended                           Adopted B


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